EXHIBIT 21.1

SUBSIDIARIES OF HORMEL FOODS CORPORATION

The Company owns the indicated percentage of the issued and outstanding stock or other equity interests of the following entities as of October 26, 2025:

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
199 Ventures, LLC	Minnesota	100%
Alma Foods, LLC	Delaware	100%
Applegate Farms, LLC	Delaware	100%
Applegate Investment Corporation	Delaware	100%
Beijing Hormel Business Management Co., Ltd	China	100%
Beijing Hormel Foods Co. Ltd.	China	80%
Burke Marketing Corporation	Iowa	100%
Campoco, Inc.	Minnesota	100%
Century Foods International, LLC	Delaware	100%
Century Foods Land Development, LLC	Delaware	100%
Clean Field Comércio de Produtos Alimentícios Ltda.	Brazil	100%
Columbus Manufacturing, Inc.	Delaware	100%
Creative Contract Packaging, LLC	Delaware	100%
Cultivated Foods, LLC	Minnesota	100%
Dan’s Prize, Inc.	Minnesota	100%
Diversified Foods Insurance Company, LLC	Vermont	100%
Dold Foods, LLC	Delaware	100%
Fontanini Foods, LLC	Minnesota	100%
HF International Holdings C.V.	Netherlands	100%
Hormel (China) Investment Co., Ltd.	China	100%
Hormel (Zhejiang) Innovation Technology Co., Ltd.	China	100%
Hormel Canada, Ltd.	Canada	100%
Hormel Financial Services Corporation	Minnesota	100%
Hormel Foods Asia Pacific Pte. Ltd.	Singapore	100%
Hormel Foods Australia Pty Limited	Australia	100%
Hormel Foods Brazil Participações Ltda.	Brazil	100%
Hormel Foods Corporate Services, LLC	Delaware	100%
Hormel Foods International Corporation	Delaware	100%
Hormel Foods Japan KK	Japan	100%
Hormel Foods Mexico, S. de R.L. de C.V.	Mexico	100%
Hormel Foods Operations, LLC	Minnesota	100%
Hormel Foods Panama S.A.	Panama	100%
Hormel Foods Philippines, Inc.	The Philippines	100%
Hormel Foods Sales, LLC	Delaware	100%
Hormel Foods, LLC	Minnesota	100%
Hormel International Investments, LLC	Delaware	100%
Hormel MM Holding Corporation	Delaware	100%
Hormel Netherlands B.V.	Netherlands	100%
Jennie-O Turkey Store International, Inc.	Minnesota	100%
Jennie-O Turkey Store, Inc.	Minnesota	100%
Jennie-O Turkey Store, LLC	Minnesota	100%
Jiaxing Hormel Foods Co., Ltd	China	100%
JJOTS, LLC	Minnesota	100%
Justin’s, LLC	Delaware	100%
Lloyd’s Barbeque Company, LLC	Delaware	100%
Logistic Service, LLC	Delaware	100%
Melting Pot Foods, LLC	Delaware	100%
Mespil, Inc.	Delaware	100%
Mexican Accent, LLC	Delaware	100%
Omamori Indústria de Alimentos Ltda.	Brazil	100%

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
Osceola Food, LLC	Delaware	100%
Progressive Processing, LLC	Delaware	100%
Provena Foods Inc.	California	100%
PT Hormel Garudafood Jaya	Indonesia	65.785%
PT Hormel Pronas Nusantara	Indonesia	60%
Rochelle Foods, LLC	Delaware	100%
Sadler’s Smokehouse, LLC	Minnesota	100%
Shanghai Hormel Foods Co., Ltd.	China	100%
Skippy Foods, LLC	Minnesota	100%
Stagg Foods, LLC	Delaware	100%
Valley Fresh, Inc.	Delaware	100%
West Central Turkeys, LLC	Delaware	100%